UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 8, 2007
IDENIX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-49839 (Commission File Number)	45-0478605 (I.R.S. Employer Identification No.)

60 Hampshire Street
Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)
(617) 995-9800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-10.1 Letter Agreement dated January 12, 2007
Ex-99.1 Press release dated January 8, 2007

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
(b) Resignation of Nathaniel Brown, M.D.
On January 12, 2007, Idenix Pharmaceuticals, Inc. (“Idenix”) entered into a letter agreement (the “Letter Agreement”) with Nathaniel Brown, M.D., Executive Vice President, Clinical Development, and Chief Medical Officer of Idenix, pursuant to which Dr. Brown resigned as an executive officer of Idenix, effective January 22, 2007. Under the terms of the Letter Agreement, Dr. Brown’s termination will be considered a “covered termination” under the terms of his Employment Agreement, dated as of May 8, 2003 (the “Employment Agreement”), and subject to his execution of a release agreement, Dr. Brown will be entitled to receive the benefits provided upon occurrence of a covered termination. Such benefits will include: (i) a lump sum payment equal to his annual base salary and the greater of his target bonus for the year in which the covered termination occurs or the actual bonus paid in the year immediately preceding the covered termination; and (ii) continuation of health, dental and life insurance benefits for one year subsequent to the occurrence of the covered termination. The Letter Agreement further provides that for purposes of determining Dr. Brown’s bonus payments under the Employment Agreement, his earned but unpaid bonus payment for the year ended December 31, 2006 will be $153,000 and the amount of bonus payable under Section 5.A(i) of the Employment Agreement will be $159,900. In addition, under the Employment Agreement, options to acquire up to 48,124 shares of Idenix common stock held by Dr. Brown will accelerate and become immediately exercisable on the termination date. Dr. Brown will also no longer be subject to the contractual restrictions set forth in Section 3.C(iii) of the Employment Agreement with regard to transfers of shares of common stock held him.
Dr. Brown is expected to act as a senior medical advisor to Idenix following his termination for a period of time to be determined by Idenix and Dr. Brown.
The foregoing description of the Letter Agreement is qualified in its entirety by the text of such agreement which is filed herewith as Exhibit 10.1. Dr. Brown’s Employment Agreement was previously filed with the SEC as Exhibit 10.8 to Idenix’s Registration Statement on Form S-1 (Registration No. 333-111157) filed December 15, 2003.

Item 8.01.	Other Events
On January 12, 2007, Idenix issued a press release announcing the appointment of Dr. Mayers to the positions of Executive Vice President and Chief Medical Officer of Idenix. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits
(c) Exhibits
10.1	Letter Agreement, dated January 12, 2007, by and between Idenix Pharmaceuticals, Inc. and Nathaniel Brown, M.D.

99.1	Press release, dated January 8, 2007, issued by Idenix Pharmaceuticals, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.
Date: January 12, 2007	By:	/s/ David A. Arkowitz
David A. Arkowitz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated January 12, 2007, by and between Idenix Pharmaceuticals, Inc. and Nathaniel Brown, M.D.

99.1	Press release, dated January 8, 2007, issued by Idenix Pharmaceuticals, Inc.